UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2014
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (301) 984-9400
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2014, Washington Real Estate Investment Trust (Washington REIT) announced the appointment of Thomas Q. Bakke as Executive Vice President and Chief Operating Officer, effective on or about April 21, 2014. In this role, Mr. Bakke will be responsible for overseeing all aspects of Washington REIT’s real estate operations, including asset management, marketing, leasing, property management and development.

Mr. Bakke (age 59) joins Washington REIT with more than 25 years in the real estate industry. Prior to joining Washington REIT, he served as a Senior Managing Director at Cushman & Wakefield where he was the Market Leader for the Northern Virginia office since April 2013. From January 2012 to April 2013, Mr. Bakke was a consultant and operated a non-profit organization. From February 2007 to January 2012, Mr. Bakke held the position of Market Managing Director for Boston at Equity Office Properties (EOP), a national commercial real estate owner and (since 2007) a subsidiary of The Blackstone Group. As the market leader he was responsible for all aspects of owning and operating a $4.5 billion, 12 million square foot Class A office building portfolio in Boston with concentrations in the Financial District, Back Bay, Cambridge, Waltham and Burlington. His responsibilities included asset management, marketing, leasing, property management, construction, redevelopment, acquisitions and dispositions. Over his 20 plus years at EOP, Mr. Bakke held a variety of other senior positions with the company and its predecessors including Senior Vice President, National Leasing, responsible for all marketing and leasing of the company’s 150 million square foot national portfolio and Senior Vice President, Field Operations with responsibilities for all leasing and property operations for EOP’s national portfolio prior the company’s public offering in 1997. Prior to joining EOP in 1991, Mr. Bakke held positions with The Staubach Company and Coldwell Banker Commercial Real Estate Services (predecessor of CBRE).

Mr. Bakke is a graduate of the United States Naval Academy and has a MBA in Finance, attending MIT’s Sloan School of Management and Golden Gate University. He spent 14 years in the U.S. Naval Reserve.

Mr. Bakke’s annual base salary will be $350,000. Mr. Bakke will participate in Washington REIT’s short-term incentive plan (STIP) and long-term incentive plan (LTIP) at the Executive Vice President level. For a complete description of the STIP and LTIP, please refer to pages 14-30 of Washington REIT’s definitive proxy statement filed with the SEC on March 28, 2014. Mr. Bakke will also be awarded $100,000 in restricted share units (RSUs) on his first date of employment. These RSUs will vest in three equal installments over a three-year period while he remains employed, on the first, second and third anniversaries of such date. Mr. Bakke’s remaining employment arrangements are consistent with Washington REIT’s executive compensation program, as described on pages 14-30 of Washington REIT’s definitive proxy statement filed with the SEC on March 28, 2014.

The foregoing description is qualified in its entirety by reference to the complete employment letter, a copy of which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued April 7, 2014 regarding the appointment of Thomas Q. Bakke

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President
Accounting and Administration

April 7, 2014
(Date)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued April 7, 2014 regarding the appointment of Thomas Q. Bakke